Exhibit 1(j)

                             Articles Supplementary
         Increasing the Authorized Capital Stock of the Corporation and
                  Creating an Additional Class of Common Stock


      MERRILL LYNCH FUNDAMENTAL GROWTH FUND, INC., (the "Corporation"), a Maryland corporation having its principal office in the State of Maryland in the City of Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland, that:

1. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue One Billion Fifty Million (1,050,000,000) shares of capital stock as follows:

             Classes                              Number of Authorized Shares
             -------                              ---------------------------
      Class A Common Stock                                150,000,000
      Class B Common Stock                                500,000,000
      Class C Common Stock                                100,000,000
      Class D Common Stock                                300,000,000
                                                        -------------
                           Total:                       1,050,000,000

      All shares of all classes of the Corporation's capital stock have a par value of Ten Cents ($.10) per share, and an aggregate par value of One Hundred Five Million Dollars ($105,000,000).

2.    The Board of Directors of the Corporation, acting in accordance with
      Section 2-105(c) of the Maryland General Corporation Law and Article IV, paragraph (2) of the Articles of Incorporation, as amended and supplemented, hereby increases the total number of authorized shares of Common Stock of the Corporation by Seven Hundred Million (700,000,000) shares and designates such newly authorized shares as follows: Two Hundred Million (200,000,000) shares are classified as Class C Common Stock and Five Hundred Million (500,000,000) shares are classified as Class R Common Stock

3. The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Class R Common Stock are as follows:

      The Class R Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Class C Common Stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and further except that:
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      (i)   Expenses related to the distribution of the Class R Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

      (ii) Such distribution expenses borne solely by Class R Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

4. After this increase in the number of authorized shares and the classification of Two Hundred Million (200,000,000) of the newly authorized shares as Class C Common Stock and the classification of Five Hundred Million (500,000,000) of the newly authorized shares as Class R Common Stock, the Corporation will have the authority to issue One Billion Seven Hundred Fifty Million (1,750,000,000) shares of capital stock as follows:

             Classes                              Number of Authorized Shares
             -------                              ---------------------------
      Class A Common Stock                                150,000,000
      Class B Common Stock                                500,000,000
      Class C Common Stock                                300,000,000
      Class D Common Stock                                300,000,000
      Class R Common Stock                                500,000,000
                                                        -------------
                          Total:                        1,750,000,000

      After this increase, all shares of all classes of the Corporation's capital stock will have a par value of Ten Cents ($.10) per share, and an aggregate par value of One Hundred Seventy Five Million Dollars ($175,000,000).


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

      IN WITNESS WHEREOF, MERRILL LYNCH FUNDAMENTAL GROWTH FUND, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested by its Secretary on December 9, 2002.

                                     MERRILL LYNCH FUNDAMENTAL GROWTH FUND, INC.

                                     By: /s/ Terry K. Glenn
                                        ----------------------------------------
                                        Terry K. Glenn
                                        President

Attest:

/s/ Susan B. Baker
----------------------------------
Susan B. Baker
Secretary

      The undersigned, President of MERRILL LYNCH FUNDAMENTAL GROWTH FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters and facts set forth therein are true in all material respects, and that this statement is made under the penalties for perjury.

                                        /s/ Terry K. Glenn
                                        ----------------------------------------
                                        Terry K. Glenn
                                        President


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